UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 16, 2026

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 16, 2026, ESS Tech, Inc. (the “Company”) entered into an amendment to its Sales Agreement (the “Amendment Agreement”) for its “at the market offering” program (the “ATM Program”) to sell $75 million shares of the Company’s common stock (the “Shares”) which was previously entered into with Yorkville Ives & Co., LLC (formerly Yorkville Securities, LLC) (“Yorkville Ives”), BMO Capital Markets Corp. (“BMO”), Canaccord Genuity LLC (“Canaccord”), Needham & Company, LLC (“Needham”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) on November 13, 2025 (the “Original Sales Agreement”). Under the Amendment, the Company has (i) terminated the Original Sales Agreement with respect to BMO, Canaccord, Needham and Stifel; (ii) added Roth Capital Partners, LLC (“Roth”) as an additional sales agent under the Amended Sales Agreement (as defined below) and (iii) Roth has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority in connection with this offering, replacing Canaccord as “qualified independent underwriter” (collectively, the “Amendments”). The amended Original Sales Agreement is hereinafter referred to as the “Amended Sales Agreement.” In connection with the Amendments, the Company has filed an amendment to the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2025 relating to the Company’s ATM Program.
The foregoing summary of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The provisions of the Original Sales Agreement and Amendment Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Original Sales Agreement and Amendment Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Amended Sales Agreement, nor shall there be any sale of such Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. YA II PN, Ltd., an affiliate of Yorkville Ives, was a party to the Company’s Standby Equity Purchase Agreement, and an affiliate of Yorkville Ives is the lender under the Promissory Note between the Company and YA II PN, Ltd. Furthermore, Yorkville Ives and Roth and/or one of their respective affiliates may in the future provide certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company for which they will receive customary fees and commissions.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.
1.1	Amendment No. 1 to Sales Agreement dated July 16, 2026, by and among ESS Tech, Inc., Yorkville Ives & Co., LLC and Roth Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: July 16, 2026

ESS TECH, INC.

By:	/s/ Kate Suhadolnik
Name:	Kate Suhadolnik
Title:	Chief Financial Officer